UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

NEW YORK COMMUNITY BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

615 Merrick Avenue
Westbury, New York 11590
(516) 683-4100

April 14, 2004

Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of New York Community Bancorp, Inc., the holding company for New York Community Bank.  The Annual Meeting will be held on May 19, 2004 at 10:00 a.m. Eastern Time, at the Crowne Plaza Hotel - LaGuardia Airport, 104-04 Ditmars Boulevard in East Elmhurst, New York.

The attached Notice and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of New York Community Bancorp, Inc., as well as representatives of KPMG LLP, the Company’s independent auditors, will be present to respond to any questions you may have.

The Board of Directors of New York Community Bancorp, Inc. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders.  For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote FOR each of the proposals submitted for your vote.

To submit your vote, please sign, date, and return the enclosed proxy card promptly, or vote on-line or by telephone as instructed on the proxy card.  As the holders of a majority of the common stock entitled to vote must be represented, either in person or by proxy, to constitute a quorum at the Meeting, we would appreciate your timely response.

On behalf of the Board of Directors and employees of New York Community Bancorp, Inc., we thank you for your continued interest and support.

Sincerely,

Michael F. Manzulli	Joseph L. Mancino	Joseph R. Ficalora
Co-Chairman	Co-Chairman	President and
Chief Executive Officer

NEW YORK COMMUNITY BANCORP, INC.
615 Merrick Avenue
Westbury, New York 11590

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 19, 2004

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of New York Community Bancorp, Inc. will be held on May 19, 2004 at 10:00 a.m. Eastern Time, at the Crowne Plaza Hotel – LaGuardia Airport, 104-04 Ditmars Boulevard, East Elmhurst, New York.

          The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	The election of three directors to three-year terms of office each;
2.	The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and
3.	Such other matters as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting.

          The Board of Directors has established March 29, 2004, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof.  Only record holders of the Common Stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or at any adjournments thereof.  In the event that there are not sufficient shares present to constitute a quorum, or votes to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.  A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

By Order of the Board of Directors,

R. Patrick Quinn
Executive Vice President and Corporate Secretary

Westbury, New York
April 14, 2004

NEW YORK COMMUNITY BANCORP, INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 19, 2004

Solicitation and Voting of Proxies

          This proxy statement is being furnished to shareholders of New York Community Bancorp, Inc. (the “Company”) in connection with the solicitation by the Board of Directors (the “Board of Directors” or “Board”) of proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held on May 19, 2004 and at any adjournments thereof.  The 2003 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended December 31, 2003, accompanies this proxy statement, which is first being mailed to shareholders on or about April 14, 2004.

          It is important that holders of a majority of the shares be represented in person or by proxy at the Annual Meeting.  Regardless of the number of shares of common stock owned, shareholders are requested to vote by completing, signing, and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.  Shareholders are urged to indicate their votes in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein.  Where no instructions are indicated, signed proxy cards will be voted FOR the election of the nominees for director named in this proxy statement and FOR the ratification of the other specific proposals presented therein.

          Alternately, shareholders of record may vote their shares of Company common stock over the Internet, or by calling a specially designated telephone number.  The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, and to allow shareholders to provide their voting instructions and confirm that said instructions have been properly recorded.  Specific instructions for shareholders of record who wish to vote their proxies over the Internet or by telephone are set forth on the enclosed proxy card.

          Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.  The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. Eastern Time on May 18, 2004.

          Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  However, execution of a proxy confers on the designated proxy holders discretionary authority to vote the shares represented by the proxy in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof, including whether or not to adjourn the meeting.

          A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

          The cost of the solicitation of proxies on behalf of management will be borne by the Company.  In addition to the solicitation of proxies by mail, Mellon Investor Services LLC, a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of  $8,500 plus out-of-pocket expenses.  Proxies also may be solicited, personally or by telephone, by directors, officers, and other employees of the Company and its subsidiary, New York Community Bank (the “Bank”), without receipt of additional compensation. The Company will also request that persons, firms, and corporations holding shares in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such holders for their reasonable expenses in doing so.

          If your Company shares are held in street name, your broker, bank, or other nominee will provide you with instructions that must be followed in order to have your shares voted.  Your broker or bank may allow you to deliver your voting instructions via the Internet or by telephone.  Please see the instruction form that was provided by your broker or bank with this proxy statement.  If you wish to change your voting instructions after you have returned your voting instruction form, you will need to contact your broker or bank.  If you wish to vote your Company shares in person at the Annual Meeting, you will need to get a written proxy in your name from the broker, bank, or other nominee who holds your shares.

Voting Securities

          The securities that may be voted at the Annual Meeting consist of shares of common stock of the Company (“Common Stock”), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below.  There is no cumulative voting for the election of directors.

          The close of business on March 29, 2004 has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof.  The total number of shares of Common Stock outstanding on the Record Date was 271,036,196.

          As provided in the Company’s Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit.  A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by, persons acting in concert with such person or entity.  The Company’s Certificate of Incorporation authorizes the

Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

          The presence, in person or by proxy, of the holders of record of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company’s Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting.  In the event that there are not sufficient shares present for a quorum, or votes to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

          As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board of Directors or to withhold authority to vote for one or more of the nominees being proposed.  Under Delaware law and the Company’s Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

          As to the matters being proposed for shareholder action set forth in Proposal 2 regarding the ratification of the selection of independent auditors, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on such proposal.

          An affirmative vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting at which a quorum is present, in person or by proxy, is required to constitute shareholder ratification of Proposal 2.  In connection with Proposal 2, shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit will not be counted as votes cast and will have no effect on the vote on the matter presented.

          Proxies solicited hereby will be returned to a proxy tabulator selected by the Company, and will be tabulated by inspectors of election designated by the Board of Directors.  The inspectors of election will not be employed by, or be directors of, the Company or any of its affiliates.

Security Ownership of Certain Beneficial Owners

          The table on the next page sets forth information as to those persons known by management to be beneficial owners of more than 5% of the Company’s outstanding shares of Common Stock on the Record Date as disclosed in certain reports regarding such ownership filed by such persons and groups with the United States Securities and Exchange Commission (the “SEC”), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Other than those persons listed below, the Company is not aware of any person or group, as such term is defined in the Exchange Act, that owned more than 5% of the Company’s Common Stock as of the Record Date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class

FMR Corp.,	14,583,365	(2)	5.38%
Edward C. Johnson, III,
Abigail P. Johnson,
Fidelity Management Trust Company,
Strategic Advisors, Inc.,
Fidelity International Limited, and
Fidelity Management & Research Company
82 Devonshire Street
Boston, MA 02109

New York Community Bank	17,087,311	(3)	6.30%
Employee Stock Ownership
Plan (“ESOP”) and Trust
615 Merrick Avenue
Westbury, New York 11590

(1)	Share amounts have been adjusted to reflect a 4-for-3 stock split on February 17, 2004.
(2)

This information derives from a consolidated Schedule 13G filed by the entities with the Securities and Exchange Commission on February 17, 2004, and includes shares held that may be deemed to be beneficially owned by each of FMR Corp., Edward C. Johnson, III, Abigail P. Johnson, Fidelity Management Trust Company, Strategic Advisors, Inc. and Fidelity International Limited. According to the information furnished in the Schedule 13G, FMR Corp. and Fidelity International Limited each disclaims beneficial ownership of the shares held by the other and disclaims the existence of a group, and no person’s interest in the Company’s Common Stock is more than 5% of the total outstanding Common Stock.

(3)

Donald M. Blake and Max L. Kupferberg, members of the Company’s Board of Directors, administer the ESOP as a committee (the “ESOP Committee”).  An independent corporate trustee has been appointed as the trustee for the ESOP (the “ESOP Trustee”).  The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participants.  Under the ESOP, unallocated shares will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  At March 29, 2004, 12,017,915 shares were allocated under the ESOP and 5,069,396 shares were unallocated.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1.  ELECTION OF DIRECTORS

          All persons standing for election as director were unanimously nominated by the Nominating Committee of the Board of Directors.  No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

          Pursuant to the Company’s Bylaws, the number of directors of the Company is nine (9), unless otherwise designated by the Board of Directors.  At the regularly scheduled Board of Directors meeting held June 26, 2003, the Board of Directors designated the number of directors to be sixteen (16), effective November 1, 2003.  All directors presently serve as directors of the Company and the Bank.  Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year.  Directors serve until their successors are elected and qualified.

          The nominees proposed for election at this year’s Annual Meeting are Donald M. Blake, Thomas A. Doherty, Michael J. Levine, Hon. Guy V. Molinari, John A. Pileski, and John M. Tsimbinos.

          In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors.  The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.  Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed, dated, and returned, will be voted “FOR” the election of the nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to the Nominees, Continuing Directors, and Executive Officers

          The following table sets forth, as of the Record Date, the names of the nominees and of the continuing directors and executive officers, their ages, and a brief description of their recent business experience, including present occupations and employment, directorships held by each and, as applicable, the year in which each became a director and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire.  The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each and all directors and executive officers as a group as of the Record Date.

Name and Principal Occupation at Present And for the Past Five Years	Age	Director Since (1)	Expiration of Term as Director	Shares of Common Stock Beneficially Owned (2) (7)		Percent of Class

NOMINEES:

Donald M. Blake	79	1968	2007	638,279	(3, 6)	0.24%
President and Chief Executive Officer of Joseph J. Blake & Assoc., Inc., a national real estate appraisal company.

Thomas A. Doherty	66	2003	2007	74,143	(3, 6)	0.03

   Director of Roslyn Bancorp, Inc. and The
   Roslyn Savings Bank from 1999 to
   October 31, 2003.  Formerly served as the
   Chairman, President and Chief Executive
   Officer of Fleet Bank (Downstate).  Also
   was the Chief Administrative Officer of
   First Quality Enterprises, Inc. and its
   affiliates, a privately-owned manufacturer
   of non-woven materials and hygiene-
   related products, where he is now a
   consultant. Trustee of St. Joseph’s
   College (Brooklyn) and Trustee of the
   Don Monti Memorial Research
   Foundation (associated with North Shore
   University Hospital in Manhasset, New
   York).

Michael J. Levine	59	2004	2007	307,470	(6)	0.11

   President, Norse Realty Group, Inc. and
   Affiliates, and a certified public
   accountant with the firm Levine &
   Schmutter.  Director of the Company and
   the Bank from November 30, 2000
   through July 31, 2001.  Member of the
   Queens County Savings Bank Divisional
   Board of the Bank from July 31, 2001 to
   December 31, 2003.

The Honorable Guy V. Molinari	75	2004	2007	5,925	(6)	*

   Member of the Bank’s Richmond County
   Savings Bank Divisional Board from
   January 1, 2002 to December 31, 2003.
   Richmond County Borough President
   from 1989 through 2001; United States
   Congressman from 1981 to 1989; New
   York State Assemblyman from 1975
   through 1980.  Chairman of the Federal
   Home Loan Bank of New York from
   1990 to 1994.

Name and Principal Occupation at Present And for the Past Five Years	Age	Director Since (1)	Expiration of Term as Director	Shares of Common Stock Beneficially Owned (2) (7)		Percent of Class

John A. Pileski	64	2003	2007	176,066	(5, 6)	0.06
Retired Partner, Financial Services Practice, KPMG LLP.

John M. Tsimbinos	66	2003	2007	2,929,204	(3, 6)	1.08

   Chairman of the Board of Roslyn
   Bancorp, Inc. from February 1999 to
   October 31, 2003.  Vice-Chairman of the
   Board of The Roslyn Savings Bank from
   February 1999 to July 2002.  Chairman
   and Chief Executive Officer of Roosevelt
   Savings Bank from 1992 to February
   1999, and Chairman of the Board and
   Chief Executive Officer of T R Financial
   Corp. from 1993 to February 1999.
   Member of the Advisory Board of the
   Neighborhood Housing Services of New
   York City, Inc.  Former director and Vice
   Chairman of the Federal Home Loan
   Bank of New York.  Former director of
   Institutional Investors Capital
   Appreciation Fund, Inc.

CONTINUING DIRECTORS:

Dominick Ciampa	70	1995	2005	977,855	(3, 6)	0.36
Principal, Ciampa Organization, a local real estate development firm.

William C. Frederick, M.D.	76	2001	2005	495,503	(3, 6)	0.18

   Retired Surgeon, St. Vincent’s Hospital;
   Director of Richmond County Financial
   Corp. from February 18, 1998 to July 31,
   2001 and of Richmond County Savings
   Bank from February 14, 1980 to July 31,
   2001.

Max L. Kupferberg	84	1983	2005	4,683,409	(3, 6)	1.73
Chairman of the Board of Directors of Kepco, Inc., a manufacturer of electrical equipment.

Joseph L. Mancino	66	2003	2005	1,449,236	(3, 6)	0.53
Co-Chairman of the Board of the Company and the Bank, and Chairman and Chief Executive Officer of the Roslyn Savings Division of the Bank, since October 31, 2003; President and Chief

Name and Principal Occupation at Present And for the Past Five Years	Age	Director Since (1)	Expiration of Term as Director	Shares of Common Stock Beneficially Owned (2) (7)		Percent of Class

   Executive Officer of Roslyn Bancorp,
   Inc. from 1996 to October 31, 2003.
   Vice-Chairman of the Board of Roslyn
   Bancorp, Inc. from 1999 to October 2003.
   Chairman and Chief Executive Officer of
   The Roslyn Savings Bank from 1993 to
   October 2003.

Spiros J. Voutsinas	70	2003	2005	157,998	(6)	0.06

   President of Omega Capital, Inc., a real
   estate development and syndication firm
   and a general partner of Omega Partners
   LP, a money management firm
   specializing in bank stocks.  Director of
   Roslyn Bancorp, Inc. and The Roslyn
   Savings Bank from February 1999 to
   October 31, 2003.  Director of Roosevelt
   Savings Bank from 1992 to February
   1999, and director of T R Financial Corp.
   from 1993 to February 1999.

Maureen E. Clancy	72	2003	2006	156,415	(3, 6)	0.06

   A licensed insurance broker since 1959.
   Secretary-Treasurer of Clancy & Clancy
   Brokerage Ltd., an insurance agency.
   Director of Roslyn Bancorp, Inc. and The
   Roslyn Savings Bank from February 1999
   to October 31, 2003.  Director of T R
   Financial Corp. and Roosevelt Savings
   Bank from 1993 to February 1999.

Robert S. Farrell	78	2001	2006	414,345	(3, 6)	0.15

   President, H. S. Farrell, Inc., a building
   supply company; Director of Richmond
   County Financial Corp. from February
   18, 1998 to July 31, 2001 and of
   Richmond County Savings Bank from
   September 13, 1973 to July 31, 2001.

Joseph R. Ficalora	57	1989	2006	4,923,758	(3, 4, 5)	1.81

   President, Chief Executive Officer, and
   Director of the Company since July 23,
   1993; Chief Executive Officer of the
   Bank since January 1, 1994; Chairman of
   the Company from July 20, 1993 to July
   31, 2001 and of the Bank from May 20,
   1997 to July 31, 2001; President of the
   Bank since January 1, 2004 and from
   January 1, 1994 to July 31, 2001.

Name and Principal Occupation at Present And for the Past Five Years	Age	Director Since (1)	Expiration of Term as Director	Shares of Common Stock Beneficially Owned (2) (7)		Percent of Class

Michael F. Manzulli	63	2001	2006	1,407,911	(3, 4, 5, 6)	0.52

   Co-Chairman of the Board of the
   Company and the Bank since August 1,
   2001; Chairman and Chief Executive
   Officer of Richmond County Financial
   Corp. from February 18, 1998 to July 31,
   2001 and of Richmond County Savings
   Bank from October 1, 1997 to July 31,
   2001; President of Richmond County
   Savings Bank from June 18, 1992 to
   September 30, 1997.

James J. O’Donovan	61	2003	2006	1,996,084	(3, 4, 5)	0.73

   Senior Executive Vice President, Chief
   Lending Officer and Director of the
   Company and the Bank since October 31,
   2003; Executive Vice President and Chief
   Lending Officer of the Company and the
   Bank from January 1, 2001 to October 31,
   2003; Senior Vice President of the
   Company since 1993; Senior Vice
   President and Mortgage Officer of the
   Bank since 1987.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:

Robert Wann	49	--	--	2,002,688	(3, 4, 5)	0.74

   Senior Executive Vice President and
   Chief Operating Officer of the Company
   and the Bank since October 31, 2003;
   Executive Vice President and Chief
   Financial Officer of the Company and the
   Bank from January 1, 2001 to October 31,
   2003; Senior Vice President and Chief
   Financial Officer of the Company from
   1993 to December 2000; Senior Vice
   President, Comptroller and Chief
   Financial Officer of the Bank from 1993
   to December 2000.

Anthony E. Burke	57	--	--	1,049,866	(3, 4, 5)	0.39

   Formerly Senior Executive Vice
   President, Chief Operating Officer, and
   Director of the Company and President,
   Chief Operating Officer and Director of
   the Bank (from August 1, 2001 to
   December 31, 2003); President, Chief
   Operating Officer, and Director of

Name and Principal Occupation at Present And for the Past Five Years	Age	Director Since (1)	Expiration of Term as Director	Shares of Common Stock Beneficially Owned (2) (7)		Percent of Class

   Richmond County Financial Corp. from
   February 18, 1998 to July 31, 2001 and of
   Richmond County Savings Bank from
   October 1, 1997 to July 31, 2001; Senior
   Partner, Ernst & Young, LLP from
   September 1984 to September 1997.

Thomas R. Cangemi	35	--	--	788,031	(3, 4, 5)	0.29

   Senior Executive Vice President, Capital
   Markets Group of the Company and the
   Bank since October 31, 2003; Executive
   Vice President, Capital Markets Group of
   the Company and the Bank from July 31,
   2001 to October 31, 2003; and Executive
   Vice President and Chief Financial
   Officer of Richmond County Financial
   Corp. and Richmond County Savings
   Bank from October 1997 to July 2001.

Michael P. Puorro	45	--	--	547,407	(3, 5)	0.20

   Executive Vice President and Chief
   Financial Officer of the Company and the
   Bank since October 31, 2003.  Treasurer
   and Chief Financial Officer of Roslyn
   Bancorp, Inc. from 1996 to October 31,
   2003; Executive Vice President and Chief
   Financial Officer of The Roslyn Savings
   Bank from 1999 to October 31, 2003;
   Senior Vice President and Chief Financial
   Officer of The Roslyn Savings Bank from
   1996 until 1999.

All directors and executive officers as a group (20 persons)				25,181,596		9.07

*	Less than 1% unless otherwise indicated.
(1)	Includes years of service as a trustee or director of the Bank.
(2)

Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).  Figures include all of the shares held directly and indirectly by directors and the Company’s executive officers, as well as the shares underlying options that have been granted to, and are currently exercisable or exercisable within 60 days, by, such directors and executive officers under the Company’s various stock-based and other benefit plans.

(3)

Includes 84,560; 2,999; 1,519,254; 511,425; 3,416,215; 104,774; 54,246; 1,139,210; 233,584; 479,379; 504,228; 105,713; 60,335; 149; 12,240; and 22,572 shares owned by the spouses or held in individual retirement accounts, trusts accounts, custodian accounts, or foundation accounts of Messrs. Blake, Doherty, Tsimbinos, Ciampa, Kupferberg, Mancino, Farrell, Ficalora, Manzulli, O’Donovan, Wann, Burke, Cangemi, and Puorro, Dr. Frederick, and Ms. Clancy, respectively, for which the directors and the executive officers have claimed beneficial ownership.

(4)

Includes 215,614 and 19,085 shares underlying options granted to Mr. Burke and Mr. Cangemi, respectively, under the Richmond County Financial Corp. Stock Compensation Plan (the “Richmond County SCP”), all of which are currently exercisable.  Includes 1,594,538; 747,404; and 747,404 shares underlying options granted to Messrs. Ficalora, O’Donovan, and Wann, respectively, under the Company’s 1997 Stock Option Plan that are currently exercisable.  Also includes 124,444 shares underlying options granted to each of Messrs. Ficalora, Manzulli, O’Donovan, Wann, and Cangemi under the Company’s 1997 Stock Option Plan, all of which are fully exercisable.

(5)

Includes 9,947; 241,587; 3,054; 246,112; 9,947; and 241,856 shares allocated under the New York Community Bank ESOP (the “NYCB ESOP”) to the accounts of Messrs. Manzulli, Ficalora, Burke, O’Donovan, Wann, and Cangemi, respectively, as well as shares acquired in Messrs. Manzulli’s and Ficalora’s ESOP accounts pursuant to dividend reinvestment and 13,541 and 12,518 shares allocated to the accounts of Messrs. Mancino and Puorro, respectively, under the Roslyn Savings Bank Employee Stock Ownership Plan.  Also includes 270,237; 84,749; and 81,929 shares purchased by the trustee of the Incentive Savings Plan of the Bank for the accounts of Messrs. Ficalora, O’Donovan, and Wann, respectively.  Also includes 483,648; 143,200; 120,685; and 75,848 shares allocated under the Bank’s Supplemental Benefits Plan to the accounts of Messrs. Ficalora, O’Donovan, Wann, and Cangemi, respectively.  Also includes 111,711; 51,750; and 8,354 shares purchased by the trustee of the New York Community Bank 401(k) Plan for the accounts of Messrs. Manzulli, Mancino and Puorro, respectively, and 79,148 and 15,070 shares acquired by Messrs. Mancino and Puorro, respectively, under the Benefit Restoration Plan of The Roslyn Savings Bank.  Includes 8,000 shares granted to Mr. Pileski on May 29, 2001 under the Haven Bancorp, Inc. Stock Incentive Plan, which New York Community Bancorp, Inc. succeeded to as a result of the acquisition of Haven Bancorp, Inc. on November 30, 2000.  The shares will fully vest on May 29, 2004.

(6)

Also includes 392,000 and 19,085 shares underlying options granted to Dr. Frederick and Mr. Manzulli, respectively, under the Richmond County SCP, all of which are currently exercisable.  Includes 33,389 shares underlying options granted to each of Messrs. Doherty, Tsimbinos and Voutsinas and Ms. Clancy, respectively, under the Roslyn Savings Bank 1997 Stock-Based Incentive Plan, all of which are currently exercisable.  Includes 15,000 and 973,271 shares underlying options granted to each of Messrs. Doherty and Mancino, respectively, under the Roslyn Savings Bank 2001 Stock-Based Incentive Plan (the “Roslyn 2001 SBIP”), all of which are currently exercisable.  Also includes 25,538 and 7,301 shares granted on June 28, 2001 to Messrs. Mancino and Puorro, respectively, under the Roslyn 2001 SBIP, which shares fully vest on October 1, 2004, and 70,078 and 40,303 shares granted on February 12, 2003 to Messrs. Mancino and Puorro, respectively, under such Plan, which vest in four equal installments beginning on December 1, 2004.  (New York Community Bancorp, Inc. succeeded to the Roslyn Savings Bank 1997 Stock-Based Incentive Plan and the Roslyn 2001 SBIP as a result of the October 31, 2003 merger of Roslyn Bancorp, Inc. with and into the Company.)  Includes 381,013 and 14,760 shares underlying options granted to each of Messrs. Tsimbinos and Voutsinas, respectively, and 7,380 shares underlying options granted to Ms. Clancy, under the T R Financial Stock Option Plan, all of which are currently exercisable.  Includes 231,110 shares underlying options granted to each of Messrs. Blake, Ciampa, and Kupferberg, 15,110 shares underlying options granted to each of Mr. Farrell and Dr. Frederick, 123,110 shares underlying options granted to each of Messrs. Levine and Pileski, 5,925 shares underlying options granted to Mr. Molinari under the Company’s 1997 Stock Option Plan, all of which are currently exercisable.

(7)	Share amounts have been adjusted to reflect Company stock splits, including a 4-for-3 stock split on February 17, 2004.

Meetings and Committees of the Board of Directors

          The Board of Directors of the Company conducts its business through periodic meetings and through the activities of its committees.  In 2003, the Board of Directors of the Company held thirteen (13) meetings.  Each director of the Company attended at least 75% of the aggregate number of meetings of the Board and committees on which such director served during fiscal year 2003.  Board members are expected to make reasonable efforts to attend all Board meetings and all meetings of the Board Committees on which they serve.  Absences are excused only for good cause.  The nature and composition of the committees of the Board of Directors are described below:

          Audit Committee. The Audit Committee of the Company consists of Messrs. Kupferberg (Chairman), Farrell, Pileski, and Doherty, all of whom are outside directors.  Mr. Pileski previously served as an advisor to the Committee and became a member on January 1, 2003.  This committee meets with the Company’s and the Bank’s internal auditors to review the summary of internal audits of the Company’s and the Bank’s results.  The Audit Committee met four (4) times in 2003.  The Board of Directors has determined that Mr. Pileski is an audit committee financial expert under the rules of the Securities and Exchange Commission.

          Nominating Committee. The Company’s Nominating Committee for the 2004 Annual Meeting consisted of Messrs. Blake (Chairman), Ciampa, Doherty, Farrell, Kupferberg, Levine, Molinari, Pileski and Voutsinas, Ms. Clancy and Dr. Frederick.  Mr. Farrell recused himself from voting on his nomination.  Messrs. Levine and Molinari became members on January 1, 2004.  The committee considers and recommends the nominees for director to stand for election at the Company’s Annual Meeting of Shareholders.

          The Nominating Committee approved and recommended to the Board of Directors the director nominees standing for election at the Annual Meeting.  Each of the nominees proposed for election at the Annual Meeting are current members of the Board, and the Company received no nominations from shareholders for the election of directors to the Board.

          In evaluating and recommending nominees for positions on the Board of Directors, the Nominating Committee may, but is not required to, consider nominees proposed by management, and will also consider nominees recommended by shareholders.  Upon receipt of a nomination, the Committee evaluates candidates based on, among other things, criteria identified by the Board from time to time, including factors relative to the overall composition of the Board and such other factors as the Committee deems appropriate, such as a potential candidate’s business experience, specific areas of expertise, skill, and background.  Upon approval of a nominee, the Nominating Committee recommends that the Board select such candidate for appointment to fill a vacancy and/or for nomination to be elected by the Shareholders.  The procedures to be followed by shareholders in recommending director candidates to the Nominating Committee are included in this proxy statement.  See “Corporate Governance – Procedures to be Followed by Shareholders in Recommending Director Candidates.”

          The Nominating Committee held one meeting during November 2003.  The Nominating Committee acts under a written charter adopted by the Board of Directors, a copy of which is available, free of charge, on the corporate governance pages of our website at www.mynycb.com.

          The Company’s Certificate of Incorporation and Bylaws provide for shareholder nominations of directors.  These provisions require such nominations to be made pursuant to timely notice, in writing, to the Secretary of the Company.  The shareholder’s notice of nomination must contain all information relating to the nominee that is required to be disclosed by the Company’s Bylaws and by the Securities Exchange Act of 1934.  See “Additional Information - Notice of Business to Be Conducted at an Annual Meeting.”

          Compensation Committee.  The Compensation Committee of the Company consists of Messrs. Blake (Chairman), Kupferberg and Farrell and Ms. Clancy.   This committee meets to establish compensation for the executive officers and to review the Company’s incentive compensation programs when necessary.  The Compensation Committee met three (3) times in 2003.

          The Board of Directors expects all directors to attend the annual meeting of shareholders.  All directors attended the 2003 annual meeting of shareholders held on May 14, 2003.

Directors’ Compensation

          Directors’ Fees.  Directors of the Company do not receive any fees or retainers for serving on the Company’s Board of Directors.  In 2003, non-employee directors of the Bank received an annual retainer of $40,000 and a fee of $1,000 per Board meeting attended.  Non-employee directors of the Bank also receive fees ranging from $250 to $1,000 for each committee meeting attended.

          Directors’ Deferred Fee Plan.  The Bank maintains the 1993 Directors’ Deferred Fee Stock Unit Plan (the “Directors’ Deferred Fee Plan”).  This plan provides an opportunity for those members of the Board of Directors of the Bank who were active in such capacity on the effective date of the Plan to defer receipt of fees otherwise currently payable to them, in exchange for the receipt (at the time they cease to serve as directors) of a benefit based on the value of the common stock of the Company, thus providing the Bank with the use of the funds for business activities.  The deferral of fees under the Plan applies to all fees received by directors: regular meeting fees, special meeting fees, and committee fees.

          Outside Directors’ Consultation and Retirement Plan.  The Bank maintains the Outside Directors’ Consultation and Retirement Plan (the “Consultation Plan”) to provide benefits to outside directors and to ensure their continued service and assistance in the conduct of the Bank’s business.  Under the Consultation Plan, a director who is not currently an officer or employee of the Bank and who has served as a director for at least ten years (with credit given for prior service as a trustee of the Bank), has attained the age of 65, and agrees to provide continuing consulting services to the Bank, will be eligible, upon retirement, to receive an annual benefit equal to the average of the director’s annual retainer and meeting fees over the 36-month period preceding the director’s termination date, for a period equal to the lesser of the number of months such director agrees to provide consulting services after retirement, or ten years.  The Consultation Plan is unfunded.

          Life Insurance Benefit for Non-Employee Directors.   The Company provides life insurance for non-employee directors of the Bank and the Company.  For 2003, the premiums paid by the Company for such insurance coverage for non-employee directors amounted to $3,306 in the aggregate.  These premiums are tax deductible by the Company, assuming certain requirements are met.

          Directors’ Option Plans.   Directors also participate in the Company’s option plans, including, among others, the 1993 Stock Option Plan for Outside Directors and the Company’s 1997 Stock Option Plan.

          The following Compensation Committee and Audit Committee Reports to Shareholders, and the following stock performance graph, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Executive Compensation

          Under rules established by the SEC, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Company’s chief executive officer and other executive officers of the Company.  The disclosure requirements for the chief executive officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals.  The Compensation Committee of the Company (the “Compensation Committee”) consists only of independent directors.  The members of the Compensation Committee also serve on the Compensation Committee of the Bank.  In fulfillment of the SEC requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

          The Compensation Committee is responsible for conducting periodic reviews of the executive compensation of senior executives, including the Chief Executive Officer (“CEO”). The Compensation Committee determines salary levels for senior executives and other officers and amounts of cash bonuses to be distributed to those individuals, if and as appropriate.  Grants of stock options and restricted stock awards to senior management and key employees, under certain of the Bank’s and the Company’s stock-based compensation plans, are also determined by the Compensation Committee.

          This report is submitted by the Compensation Committee and the Board of Directors of the Company to summarize their involvement in the compensation decisions and policies adopted by the Bank and the Company for executive officers generally, and for the CEO, Joseph R. Ficalora, in particular, during 2003.

          General Policy.  The executive compensation practices of the Company and the Bank are designed to reward and provide an incentive for executives, based on the achievement of corporate and individual goals.  Compensation levels for executives are established after considering measures that include, but are not limited to, financial performance and labor market conditions.  Furthermore, qualitative factors such as commitment, leadership, teamwork, and community involvement are considered in compensation deliberations.  The Compensation Committee engaged the Performance and Compensation Management Group of KPMG LLP to assist in the implementation of its Executive Compensation Plan and also used publicly available information.  The Compensation Committee has complete access to all necessary personnel records, financial reports, and other data.

          Components of Compensation.   In evaluating executive compensation, the Compensation Committee concentrates on three fundamental components: salary, annual bonus, and long-term incentive compensation.

          Salary levels for senior executives and other officers are reviewed by the Compensation Committee on an annual basis.  Salary levels reflect an individual’s responsibilities and experience and the Compensation Committee’s view of competitive marketplace conditions.

          In the past, bonuses have been used to provide cash distributions to executives, depending upon a variety of factors relating to Company and Bank performance and individual performance. Although the Compensation Committee’s decisions are discretionary and no specific goals were set, the general factors that were used to determine bonuses were the individual’s contribution to the Company’s and the Bank’s success since the executive’s last evaluation and the demonstrated capacity to adapt to meet the future needs of each.  No particular weightings of these factors were used to calculate bonuses.  However, the Bank has implemented a goal-based annual incentive plan for its most senior executives, which is based on a full year’s performance.  In preparation of the plan, data was collected on ten publicly traded banks operating in the New York metropolitan area.  The compensation paid to the executive officers and the financial performance of each bank comprising the peer group were utilized in crafting the Bank’s plan.  This peer group consists of local institutions that are included in the peer group used in the stock performance graph.  The financial performance measures of the Bank were within the top 10 percentile of its peers with regard to return on average assets, interest rate spread and net interest margin, total non-performing loans, net charge-offs to average loans, and the efficiency ratio.

          The third component of the executive compensation strategy of the Company and the Bank is its long-term incentive compensation program, under which executives receive stock options that offer them the possibility of future gains, depending on the executive’s continued employment by the Company or the Bank and the long-term price appreciation of the Company’s Common Stock.  In the view of the Compensation Committee, a portion of the total compensation of senior executives over a period of years should consist of such long-term incentive awards.  Accordingly, in 2003, options were granted to executive officers under the New York Community Bancorp, Inc. 1997 Stock Option Plan.  All stock options were granted with exercise prices equal to the fair market value on the date of grant. The specific factors considered in determining eligibility and the number of shares to be granted were the executive’s position and responsibilities, the contributions made toward achieving the strategic goals of the Company and the Bank, and the capacity to adjust to new and more demanding challenges.

          Committee Review of Executive Compensation.  In making its recommendations regarding executive compensation at year-end 2003, the Compensation Committee was influenced by several positive factors.  Primary among these was the exceptional financial performance of the Company and the significant role of the Company’s executive officers in bringing it about.  Another key consideration was the degree to which management has continued to convey the Company’s message in a timely and effective manner to the public markets, and to fulfill the responsibilities of a publicly traded company.  Additional accomplishments, less measurable in quantitative form but of equal importance to the Company and the Bank, included advances in strategic direction, strengthened internal controls, and regulatory compliance.

          Based upon these performance factors in 2003, the Company’s executive officers were eligible for the highest level of bonus under the Executive Management Bonus Plan.  While no bonuses were awarded under the Plan, the Committee determined that salary adjustments should be made for certain Company executives commensurate with their increased responsibilities in the company.

          Compensation of the Chief Executive Officer.  In assessing appropriate types and amounts of compensation for the CEO, the Board evaluates both corporate and individual performance.  Corporate factors included in such evaluation are: return on average assets, the level of the efficiency ratio, and the market performance of the Common Stock.  Individual factors include the CEO’s initiation and implementation of successful business strategies; maintenance of an effective management team; and various personal qualities, including leadership, commitment, and professional and community standing.

          After reviewing the Company’s 2003 results in comparison with those of its industry peers, as well as his individual contributions, the Compensation Committee concluded that the CEO, Joseph R. Ficalora, performed with exceptional skill and diligence in 2003.  The Company generated a record level of earnings, and Mr. Ficalora deserves a large measure of the credit for this accomplishment.  He assumed personal responsibility for an array of ambitious operating strategies, including the merger with Roslyn Bancorp, Inc., which were adopted and successfully pursued.  Finally, the Compensation Committee believes that Mr. Ficalora has been personally responsible for the ongoing success of the Company and the Bank, and has set the stage for their continued success.

          Accordingly, Mr. Ficalora was eligible to receive the highest bonus under the Company’s Executive Management Bonus Plan and an adjustment to compensation.  While Mr. Ficalora’s salary was increased to $975,000 for 2004, no bonus was awarded, in view of Mr. Ficalora’s and the Committee’s shared belief that the value of stock options granted during the year was a more appropriate means of aligning his interests with those of the Company’s shareholders.

The Compensation Committee

Donald M. Blake, Chairman
Max L. Kupferberg
Robert S. Farrell
Maureen E. Clancy

Compensation Committee Interlocks and Insider Participation

          No executive officer of the Company or the Bank serves or has served as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation Committee of the Company or the Bank.  No executive officer of the Company or the Bank serves or has served as a director of another entity, one of whose executive officers serves on the Compensation Committee of the Company or the Bank.

Audit Committee Report to Shareholders

          The Audit Committee of the Company’s Board of Directors is composed of four (4) non-employee, independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy as Appendix A.

          The Company’s management is responsible for the Company’s internal controls and financial reporting process.  The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles.  The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

          In this context, the Audit Committee has met and held discussions with management and the independent auditors.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.  The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

          In addition, the Audit Committee has received the written disclosures and the communications from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors’ independence from the Company and its management.  In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

          The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

          In performing all of these functions, the Audit Committee acts in an oversight capacity. In this role, the Audit Committee relies on the work and assurances of the Company’s management, who have the primary responsibility for the financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.”

          In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.  The Audit Committee and the Board of Directors also have approved, subject to shareholder ratification, the selection of the Company’s independent auditors.

The Audit Committee

Max L. Kupferberg, Chairman
Robert S. Farrell
John A. Pileski
Thomas A. Doherty

Stock Performance Graph

          The following graph provides a comparison of total shareholder returns on the Company’s Common Stock since December 31, 1998 with the cumulative total returns of a broad-market index and a peer group index.  The S&P 500 index was chosen as the broad-market index in connection with the Company’s trading activities on the New York Stock Exchange, beginning on December 20, 2002.  The peer group index chosen was the Media General Industry Group, which is comprised of savings institutions.  The data was provided by Media General Financial Services.

Comparison of Cumulative Total Returns
New York Community Bancorp, Inc.
December 31, 1998 – December 31, 2003

ASSUMES $100 INVESTED ON JANUARY 1, 1999
ASSUMES DIVIDENDS REINVESTED

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

New York Community Bancorp, Inc.	$100.00	$94.08	$133.10	$190.65	$247.19	$448.04
MG Group Index	100.00	80.39	130.31	138.53	163.26	227.07
S&P 500 Index	100.00	121.04	110.02	96.95	75.52	87.18

Summary Compensation Table

          The following table shows, for the years ended December 31, 2003, 2002, and 2001, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the CEO and the four highest paid executive officers of the Company and the Bank who received salary and bonus in excess of $100,000 in fiscal year 2003 (“Named Executive Officers”).  The Company does not pay any separate cash compensation to Named Executive Officers of the Company other than salary and bonus.

		Annual Compensation

Name and Principal Office	Year	Salary (1) ($)		Bonus (2) ($)	Securities Underlying Options/SARs (#)(3)	All Other Compensation (4) ($)

Joseph R. Ficalora	2003	$850,000		--	373,333	$190,690
President and	2002	700,000		--	1,535,666	49,822
Chief Executive Officer	2001	615,000		--	1,051,198	169,119

Michael F. Manzulli	2003	700,000		--	373,333	190,690
Co-Chairman of the Board	2002	650,000		--	266,667	49,822
	2001	270,833	(5)	500,000	--	--

Anthony E. Burke	2003	552,740		--	373,333	--
Former Senior Executive	2002	500,000		--	266,667	49,822
Vice President and Chief	2001	187,500	(5)	750,000	--	--
Operating Officer (6)

James J. O’Donovan	2003	525,000		--	373,333	190,690
Senior Executive Vice	2002	400,000		--	806,667	49,822
President and Chief	2001	300,000		--	600,512	169,119
Lending Officer

Robert Wann	2003	450,000		--	373,333	190,690
Senior Executive Vice	2002	350,000		--	806,667	49,822
President and Chief	2001	275,000		--	600,512	169,119
Operating Officer

(1)	Salary includes deferred compensation.
(2)

Represents incentive payments paid to Messrs. Manzulli and Burke pursuant to the employment agreements they entered into following the merger of Richmond County Financial Corp. with and into the Company on August 1, 2001.

(3)	Share amounts have been adjusted to reflect 4-for-3 stock splits on May 21, 2003 and February 17, 2004.
(4)

For 2003, the figures include an allocation under the NYCB ESOP of 6,722 shares to each of Messrs. Ficalora, Manzulli, Burke, O’Donovan and Wann, which each had a market value of $190,690 at December 31, 2003.

(5)	Represents salary received from August 1, 2001 to December 31, 2001. Prior to August 1, 2001, the Named Executive Officer was an executive officer of Richmond County Financial Corp.
(6)	Mr. Burke retired from the Company and the Bank effective as of December 31, 2003.

Employment Agreements

          The Bank and the Company maintain employment agreements with Messrs. Manzulli, Ficalora, O’Donovan, and Wann (the “Executives”).  The employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base.  To a significant degree, the continued success of the Bank and the Company depends on the skills and competence of these executive officers.

          The Bank’s and the Company’s employment agreements (collectively, the “Employment Agreements”) are substantially similar.  The Employment Agreements provide for initial three-year terms.  Each contract provides for daily extensions such that the term of the contract will always be three years unless written notice is provided by either party, but, in no event, may the term of the agreement extend beyond the last day of the month in which the Executive attains the age of 65.  The Employment Agreements provide for a base salary that will be reviewed annually.  In addition to base salary, the employment agreements provide for, among other things, disability pay, participation in stock benefit plans, and other benefits applicable to executive personnel.  The Employment Agreements do not preclude termination of the Executive by the Bank or the Company for cause at any time.  In the event that the Bank or the Company chooses to terminate the Executive’s employment for reasons other than for cause or disability, or in the event of the Executive’s resignation from the Bank and the Company upon (i) failure to re-elect the Executive to his current offices or, if applicable, re-nominate the Executive for election to the Board; (ii) a material change in the Executive’s functions, duties, responsibilities, benefits, or perquisites, or relocation of his principal place of employment; (iii) liquidation or dissolution of the Bank or the Company; or (iv) a material breach of the Employment Agreement by the Bank or the Company, the Executive (or in the event of death following such termination, his beneficiary) would be entitled to severance pay in an amount equal to the remaining salary payments under the Employment Agreement, and other cash compensation and benefits during the remaining term of the agreement.

          If the Executive is terminated for reasons other than cause following a change in control, as defined in the Employment Agreements of the Bank or the Company, or if the Executive terminates his employment upon a change in control following his demotion, loss of title, office, or significant authority, a reduction in his compensation, or a relocation of his principal place of employment, the Executive (or, in the event of death following such termination, his beneficiary) would be entitled to a payment equal to the greater of (i) the payments due under the remaining term of the agreement, or (ii) three times his average annual compensation over the three years preceding his termination of employment.  In addition, the Executive would be entitled to continued life, health, dental, and disability coverage for the thirty-six month period following his termination upon a change in control.  In the event that payments made to the Executive upon a change in control would result in an “excess parachute payment” as defined under Section 280G of the Internal Revenue Code, an excise tax would be imposed on the Executive, and the Company would be denied a deduction for such excess.  The Employment Agreements provide that the Company would indemnify the Executive for any such excise taxes and any additional income, employment, and excise taxes imposed as a result of such indemnification.  Payments to the Executives under the Bank’s agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

          The following table lists all grants of options to the Named Executive Officers for fiscal year 2003 and contains certain information about the potential value of those options based upon certain assumptions as to the appreciation of the Company’s Common Stock over the life of the options.

Options/SAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted in Fiscal Year(2)	Exercise Price	Expiration Date	Potential Realizable Value At Assumed Annual Rate of Stock Price Appreciation for Option Term(3)
					5%	10%

Joseph R. Ficalora	373,333	8.0%	$16.06	1/21/13	$3,770,094	$9,554,159

Michael F. Manzulli	373,333	8.0	16.06	1/21/13	3,770,094	9,554,159

Anthony E. Burke	373,333	8.0	16.06	1/21/13	3,770,094	9,554.159

James J. O’Donovan	373,333	8.0	16.06	1/21/13	3,770,094	9,554,159

Robert Wann	373,338	8.0	16.06	1/21/13	3,770,094	9,554,159

(1)	Amounts have been adjusted to reflect the Company’s stock splits, including a 4-for-3 stock split on February 17, 2004.
(2)

In addition to option grants reflected in the table, 2,791,906 options were awarded to directors and employees of the Company during the last fiscal year.  Accordingly, grants to the named executive officers represented 40.1% of all option grants.

(3)

Amounts shown represent certain assumed rates of appreciation.  Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.  There can be no assurance that the amounts reflected in this table will be realized.

          The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers as of December 31, 2003.  Also reported are the values for “in-the-money” options representing the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

Fiscal Year-end Option Values

Name	Shares Acquired On Exercise(1)(2) (#)	Value Realized In 2003(3) ($)	Number of Securities Underlying Unexercised Options at December 31, 2003 Exercisable/Unexercisable (#)		Value of Securities Underlying Unexercised In-the-Money Options at December 31, 2003 Exercisable/Unexercisable ($)

Joseph R. Ficalora	88,889	$621,750	1,476,403	610,373	$19,969,043	$8,265,715
Michael F. Manzulli	718,720	10,250,519	448,247	551,111	9,712,439	7,311,155
Anthony E. Burke	431,232	6,150,312	855,614	0	13,663,578	0
James J. O’Donovan	88,889	621,750	747,404	610,373	10,348,079	8,265,715
Robert Wann	88,889	621,750	747,404	610,373	10,348,079	8,265,715

(1)	Amounts have been adjusted to reflect the Company’s stock splits, including a 4-for-3 stock split on February 17, 2004.

(2)

This column shows the number of shares underlying options exercised in 2003 by the named executives.  The actual number of shares received by these individuals from options exercised in 2003 (net of shares used to cover the exercise price and shares withheld to pay income tax) was 31,885 for Mr. Ficalora, 328,076 for Mr. Manzulli, 212,491 for Mr. Burke, 31,885 for Mr. O’Donovan, and 31,885 for Mr. Wann.

(3)

“Value Realized” is the difference between the exercise price and the market price on the exercise date, multiplied by the number of options exercised.  “Value Realized” numbers do not necessarily reflect what the executive might receive if the shares acquired by the option exercise are sold, since the market price of the shares at the time of sale may be higher or lower than the price on the exercise date of the option.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Executive officers, directors, and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely on its review of copies of the reports of ownership furnished to the Company, or written representations that no other reports were required, the Company believes that during the past fiscal year, its executive officers and directors complied with applicable reporting requirements for transactions in the Company’s common stock, with the following exceptions, all of which were due to administrative errors:  Shares that may be deemed to be indirectly held by Mr. Pileski were inadvertently excluded from his Form 3 and were subsequently reported; a stock option grant made to Mark A. Ricca (who is no longer subject to Section 16 reporting requirements) was not reported in a timely manner; and Mr. Voutsinas did not report in a timely manner gifts totaling 2,500 shares, which have since been reported.   Additionally, Mr. Kupferberg did not timely file two Forms 4 to report purchases of Company common stock that occurred on September 19, 2001 and on July 23, 2002, which have since been reported.   The purchases were made for the benefit of an account for which Mr. Kupferberg serves as an administrator and were coordinated by another of the account’s administrators.

Transactions with Certain Related Persons

          The federal banking laws require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, and follow substantially the same credit underwriting procedures as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features.  The Bank from time to time may make mortgage loans to its directors, officers and employees, including consumer loans or loans to purchase or refinance personal residences, and may make loans secured by income producing property to entities in which a director or officer has an ownership or, in the case of directors, a management interest, provided that all such loans are made in accordance with federal banking laws and are made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and are made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with unaffiliated persons.   Additionally, in connection with the Company’s acquisition of Haven Bancorp, Inc. and its mergers with Richmond County

Financial Corp. and Roslyn Bancorp, Inc. and the related transactions involving their affiliated banking institutions, New York Community Bank assumed loans that had been made by the acquired or merged banking institutions to certain of their executive officers and directors and/or their immediately family members or affiliated business entities.   No such loan was classified by the Bank as of December 31, 2003 as a non-accrual, past due, restructured or potential problem loan.  See “Corporate Governance –Director Independence.”

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT AUDITORS

          The Company’s independent auditors for the fiscal year ended December 31, 2003 were KPMG LLP.  The Company’s Audit Committee has reappointed KPMG LLP to continue as independent auditors of the Bank and the Company for the year ending December 31, 2004, subject to ratification of such appointment by the Company’s shareholders.

          Representatives of KPMG LLP will be present at the Annual Meeting.  They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders in attendance.

          Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of KPMG LLP as the independent auditors of the Company.

Audit and Non-audit Fees

          The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for 2003 and fiscal 2002 and fees billed for audit-related services, tax services, and all other services rendered by KPMG LLP for fiscal 2003 and 2002.

	Year Ended

	2003		2002

Audit Fees	$972,250		$551,000
Audit-Related Fees	388,845	(1)	218,245	(1)
Tax Fees	1,154,014	(2)	1,254,715	(4)
All Other Fees	3,000	(3)	90,200	(3)

(1)	Primarily reflects services rendered in connection with audits of the Company’s employee benefit plan financial statements.
(2)

Primarily reflects consulting services rendered in connection with the offering of securities relating to the Company’s real estate investment trust affiliates and the offering of the Company’s Bifurcated Option Note Unit SecuritiESSM.

(3)	Primarily reflects consulting services rendered in connection with the Company’s benefit plans.
(4)

Primarily reflects services rendered in connection with the preparation of the Company’s tax returns and other regulatory filings, an audit by the State of New York, the tax treatment for certain merger-related expenses and certain corporate planning and structuring in connection with the establishment and management of the Company’s real estate investment trust affiliates.

          The Audit Committee will consider on a case-by-case basis, and, if appropriate, approve, all audit and non-audit services to be provided by its independent auditors.  Alternatively, the Audit Committee may adopt a policy for pre-approval of audit and permitted non-audit services by the independent auditors.  In 2003, all audit-related services, tax services and other services were approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE
INDEPENDENT AUDITORS OF THE COMPANY.

CORPORATE GOVERNANCE

          General.  The Company, as appropriate, reviews its corporate governance policies and practices.  This includes comparing its current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies.  Based upon this review, the Company adopts any changes in corporate governance policies that the Board of Directors believes are best for the Company.   As part of the Company’s continuing efforts to strengthen our corporate governance practices, protect the interests of our shareholders, and reflect the adoption of the New York Stock Exchange corporate governance rules, the Board of Directors has taken several important actions since the previous Annual Meeting of Shareholders:

          Corporate Governance Guidelines.  The Board has adopted and reviewed a set of Corporate Governance Guidelines, which are available on the corporate governance pages of our website, www.mynycb.com.   These Guidelines address, among other things, the qualifications and responsibilities of directors, board and board committee functioning, director compensation, training, and performance evaluations, and management performance evaluations and succession.

          Director Independence.   The Board of Directors of the Company has determined that the following directors are “independent” within the meaning of the rules of the New York Stock Exchange:  Donald M. Blake, Dominick Ciampa, Maureen E. Clancy, Thomas A. Doherty, Robert S. Farrell, William C. Frederick, M.D., Max L. Kupferberg, Michael J. Levine, Guy V. Molinari, John A. Pileski and Spiros J. Voutsinas.  Additionally, the Board has determined that each of the members of the Audit, Nominating and Compensation Committees is independent in accordance with the listing standards of the New York Stock Exchange and the rules of the SEC. In determining the independence of its members, the Board broadly considers all facts and circumstances it deems to be relevant and does not limit such review to a specific set of independence standards.  Such determinations are made not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others.  In arriving at its conclusions with respect to the directors named above, the Board determined that the directors had no material relationship (as such term is defined under the listing standards of the New York Stock Exchange) with the Company either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company.   Additionally, with respect to Director Levine, who is a principal in organizations that maintain lending relationships with New York Community Bank, the Board has determined that the subject loans did not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with unaffiliated persons and, accordingly, the lending relationships maintained by the Bank with Mr. Levine would not be inconsistent with a determination that he is independent as a director of the Company.  Further, Directors Ciampa and Levine each possess significant knowledge of, and are principals in companies that actively participate in, the New York metropolitan multi-family real estate housing market where the Bank currently conducts a significant portion of its lending business.  The Board has determined that it is in the best interests of the Bank and the Company not to exclude such potential borrowers from conducting business with the Bank in accordance with the arms-length terms described above and under circumstances that are no more favorable than those available to the Bank’s other multi-family borrowers.

          Procedures to be Followed by Shareholders in Recommending Director Candidates.  It is the policy of the Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating Committee’s resources, the Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

          To submit a recommendation of a director candidate to the Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating Committee, care of the Corporate Secretary, at the main office of the Company:

a.	The name of the person recommended as a director candidate;

b.

All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

c.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

d.

The name and address of the shareholder making the recommendation, as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

e.	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

          In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Nominating Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

          Code of Business Conduct and Ethics.   New York Community Bank, a wholly-owned subsidiary of the Company, maintains a Code of Professional Conduct applicable to all Bank employees that sets forth requirements relating to ethical conduct, conflicts of interest, and compliance with the law.  The Code of Professional Conduct requires that the Company’s employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest.  Additionally, the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, as officers of the Bank, are bound by the Code of Professional Conduct.  In addition, the Board of Directors has adopted a Code of Business Conduct and Ethics specifically for the CEO, COO, and CFO of the Company.  A copy of that Code, which also applies to the Directors and all other employees of the Company, is available, free of charge, on the corporate governance pages of our website, www.mynycb.com.

          Presiding Director.   The Board of Directors has determined that the Chairman of the Nominating Committee, currently Donald M. Blake, shall serve as a presiding director, whose primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate.  The presiding director also advises the Chairman of the Board and, as appropriate, other committee chairpersons with respect to agenda and information needs relating to the Board and its committee meetings and performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

          Communication with the Board of Directors.   Shareholders and other parties interested in communicating directly with the presiding director or with the non-management directors as a group may do so by writing to: Presiding Director, New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590.   Letters addressed to the Presiding Director will be opened by the Company’s General Counsel, who will review them and forward a summary of such correspondence to the Presiding Director and, if applicable, the Board.  If the General Counsel determines that an item of correspondence relates to the functions of the Board or its committees, or otherwise requires their attention, he will direct the item itself to the Presiding Director or other Board members.  Directors may at any time review a log of all correspondence received by the Company that is addressed to the Presiding Director as provided above and request copies of any correspondence.  Shareholders who wish to contact the Board in this manner are encouraged to view the procedures for submitting such correspondence posted on the corporate governance pages of our website, www.mynycb.com.

ADDITIONAL INFORMATION

Shareholder Proposals

          To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting of Shareholders to be held in 2005, a shareholder proposal must be received by the Secretary of the Company, at the address set forth on the first page of this Proxy Statement, not later than December 16, 2004.  If such Annual Meeting is held on a date more than thirty (30) days from May 19, 2005, a shareholder proposal must be received within a reasonable time before the Company begins to print and mail its proxy solicitation materials for such Annual Meeting.  Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

Notice of Business to be Conducted at an Annual Meeting

          The Bylaws of the Company, a copy of which may be obtained from the Company, set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders.  Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting.  The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth day following the date on which the Company’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made.

Other Matters Which May Properly Come Before the Annual Meeting

          The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders.  If, however, other matters are properly brought before the Meeting, it is the intention of the members of the Proxy Committee to vote the shares represented thereby on such matters in accordance with their best judgment.

          Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card or to vote via the Internet or by telephone promptly.  If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

Householding of Proxy Statements and Annual Reports

          The Securities and Exchange Commission has adopted rules that permit companies to mail a single proxy statement and a single annual report to two or more shareholders sharing the same address.  This practice is known as “householding.”  Householding provides greater convenience to shareholders and saves the Company money by reducing excess printing costs.  You may have been identified as living at the same address as another Company shareholder.  If this is the case, and unless the Company receives contrary instructions from you, we will continue to “household” your proxy statement and annual report for the reasons stated above.

          If you are a shareholder or a beneficial owner at a shared address to which a single copy of both the proxy statement and the annual report have been delivered, and you would like to receive your own copy of this proxy statement and the annual report, you may obtain them electronically from the Investor Relations portion of our website, www.myNYCB.com, by clicking on “SEC Documents”; by contacting the Investor Relations Department of the Company by phone (516-683-4420) or by email (ir@myNYCB.com); or by writing to the Investor Relations Department of the Company and indicating that you are a shareholder at a shared address and would like an additional copy of each document.

          If you are a recordholder and would like to receive a separate proxy statement or annual report in the future, please contact Registrar and Transfer Company either by phone at (800) 368-5948, by fax at (908) 497-2318, by e-mail at info@rtco.com, or by mail at 10 Commerce Drive, Cranford, New Jersey 07016-3572.   If you are a beneficial owner and would like to receive a separate proxy statement or annual report in the future, please contact your broker, bank, or other nominee.

          If, on the other hand, you are a multiple shareholder sharing an address, and are receiving multiple copies of this proxy statement or the annual report, please contact Registrar and Transfer Company at one of the numbers or addresses listed above so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future.  If you are the beneficial owner, but not the recordholder, of Company shares, and you wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank, or other nominee so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future.

          A copy of the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2003, as filed with the United States Securities and Exchange Commission, will be furnished without charge to shareholders upon written request to New York Community Bancorp, Inc., Investor Relations Department, 615 Merrick Avenue, Westbury, New York 11590.

By Order of the Board of Directors,

Westbury, New York	R. Patrick Quinn
April 14, 2004	Executive Vice President
and Corporate Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN
PERSON.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
REQUESTED TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE
ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE
OR VOTE VIA THE INTERNET OR TELEPHONE.

Appendix A

Charter of the Audit Committee
of the Board of Directors of
New York Community Bancorp, Inc.
and the Examining Committee
of the Board of Directors of New York Community Bank

PURPOSE

          The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by New York Community Bancorp, Inc. (“NYCBI”) and New York Community Bank (“NYCB”) (collectively, the “organization”) to any governmental body and the public; the systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established; and the auditing (internal and external), accounting and financial reporting processes.  Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, all policies, procedures, and practices at all levels.  The Audit Committee’s primary duties and responsibilities are to:

•	Oversee NYCBI’s compliance with legal and regulatory requirements.

•	Serve as an independent and objective party to monitor both NYCBI’s and NYCB’s financial reporting process and internal control system.

•

The independent auditors of NYCBI and NYCB are accountable to the Board and the Audit Committee.  The Audit Committee has the ultimate responsibility to retain and terminate the independent auditors (subject, if applicable, to shareholder ratification).  All auditing and non-audit services provided by the independent auditors shall be pre-approved by the Audit Committee, subject to “de minimis” rules for non-audit services.

•	Review and appraise the audit efforts of both NYCBI’s and NYCB’s independent auditors and internal auditing department.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors.

•	Prepare the report that is required to be prepared by the Audit Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in NYCBI’s proxy statement.

COMPOSITION

The Audit Committee shall be comprised of three (3) or more directors as determined by the Board, each of whom shall be independent in accordance with the NYSE listing standards and SEC requirements.  All members of the Committee shall have a working familiarity with basic finance and accounting practices, and a least one member of the Committee shall have accounting or related financial management expertise, as such qualifications are interpreted by the Board of Directors in its business judgment.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified.  Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee.

MEETINGS

The Audit Committee should meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable, and other matters within the Committee’s responsibilities and authority.  The Audit Committee should meet separately with management, the director of the internal auditing department, and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately.  The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.  Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically as conditions dictate and, in any event, not less than annually.

2.

Review the organization’s quarterly and annual financial statements and any reports or other financial information submitted to any governmental body and the public, including any certification, report, opinion, or review rendered by the independent auditors.

3.	Review the regular internal reports to management prepared by the internal auditing department and management’s responses.

4.	Review all reports issued by the independent auditors to both NYCBI and NYCB management.

Independent Auditors

5.

Be responsible for the selection, retention, and oversight of the work of the independent auditors, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent auditors.  On an annual basis, the Committee should review and discuss with the auditors NYCBI’s internal quality-control procedures and all significant relationships the auditors have with both NYCBI and NYCB to determine the auditors’ independence.  In addition, the Committee will be apprised as to any material issues raised by the most recent internal quality control review or peer review of the independent auditors, or by any inquiry by governmental or professional authorities, within the preceding five years, regarding an independent audit.

6.

Confer with the independent auditors and the internal auditors concerning the scope of their examination of the books and records of both NYCBI and its subsidiaries; reviewing and approving the independent auditors’ annual engagement letter; reviewing and approving the internal audit charter, annual audit plans, and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable.

7.	Periodically consult with the independent auditors about internal controls and the completeness and accuracy of the organization’s financial statements and the quality of its financial accounting.

8.

Receive and review, annually, the independent auditor’s report on critical accounting policies and practices, alternative treatments of financial information, and the material written communication between the independent auditor and management.

9.	Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

10.	Discuss NYCBI’s annual audited financial statements and quarterly financial statements, including the related MD&A, with the independent auditors.

Financial Reporting Process

11.

In consultation with the independent auditors and the internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external, in order to ensure continued compliance with generally accepted auditing standards.

12.	Consider the independent auditors’ judgments about the quality and appropriateness of the accounting principles as applied in the organization’s financial reporting.

13.	Consider and approve, if appropriate, major changes to the auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department.

Processes Improvement

14.

Establish separate systems of reporting to the Audit Committee by each of management, the independent auditors, and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements, and the view of each as to appropriateness of such judgments.

15.

Following completion of the annual audit, review separately with each of management, the independent auditors, and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

16.	Discuss guidelines and policies to govern the process by which risk assessment and management is undertaken.

17.

Review any significant disagreement among management, the independent auditors, and the internal auditing department, or between any of them, in connection with the preparation of the financial statements.

18.

Review with the independent auditors, the internal auditing department, and management, the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.  (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee).

19.

Review periodically the Code of Business Conduct and Ethics for Senior Financial Officers, the Code of Professional Conduct, and other codes relating to ethical conduct by the organization’s directors, officers, employees and agents, as the same may be adopted or amended from time to time (collectively, the “Ethical Codes”), and ensure that management has established a system to enforce such codes.

20.

Review management’s monitoring of overall compliance with the organization’s Ethical Codes, and ensure that management has the proper review system in place to ensure that the financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

21.	Discuss, on a general basis, NYCBI’s earnings releases and other financial information, including earnings guidance, provided to analysts and rating agencies.

22.	Set clear hiring policies for employees or former employees of the independent auditors.

23.	Review activities, organizational structure, and qualifications of the internal audit department.

24.	Review legal compliance matters including corporate securities trading policies with counsel.

25.	Review, with the organization’s counsel, any legal matters that could have a significant impact on the organization’s financial statements.

26.	Review correspondence from outside legal counsel, which is submitted to the independent auditors in connection with the audit process.

27.	Review the programs and policies designed to ensure compliance with applicable laws and regulations and monitor the results of these compliance efforts.

28.	Report regularly to the Board of Directors.

29.	Maintain minutes or other records of meetings and activities of the Audit Committee.

30.

Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities.  The Audit Committee shall consider whether the retention of independent counsel, auditors, or others would be appropriate to assist it in the conduct of investigations or with specific matters of substantial concern.  Unless approved or ratified by the full Board of Directors, retention of any third parties by the Audit Committee must be approved by unanimous vote of the members of the Audit Committee.

31.	Perform any other activities consistent with this Charter, the by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

Complaint Procedures

32.

Review the processes and procedures surrounding the receipt, retention, and treatment of complaints and anonymous employee tips received by NYCBI and NYCB regarding internal accounting controls and accounting and auditing matters.

Authority to Engage Advisors and Funding for Advisors

33.

Engage advisors as necessary to fulfill the responsibilities of the Audit  Committee, and determine the compensation to any advisors employed by the Audit Committee and the funding for ordinary administrative expenses of the Audit Committee.

Charter Amendments

34.	This Charter may be amended by vote of a majority of the members of the Audit Committee. Any amendment to this Charter is subject to ratification by the full Board of Directors.

Performance Evaluation

35.

Each year, the Committee shall compare its performance with the requirements of this charter, set forth its objectives for the next year, and recommend changes in this charter, if any, considered appropriate by the Committee.  Such evaluation shall be reported to the Board in such manner as the Committee from time to time determines.

Adopted by the Board of Directors
of the Corporation, February 17, 2004

NEW YORK COMMUNITY BANCORP, INC.
615 Merrick Avenue
Westbury, NY 11590

April 14, 2004

Dear benefit and other stock-related plan participant:

On Wednesday, May 19, 2004, New York Community Bancorp, Inc. (the “Company” or “NYCB”) will hold its Annual Meeting of Shareholders.  In connection with this meeting, two proposals are being presented to our shareholders for a vote.

As a participant in one or more of the stock-related plans maintained by the Company or New York Community Bank (the “Stock Plans”) listed at the end of this letter, you are entitled to provide instructions as to how you would like the Stock Plan Trustees to vote the shares of NYCB common stock credited to your Stock Plan account(s).

The respective Trustees will vote those shares of the Company’s common stock held in your Stock Plan account(s) in accordance with your timely instructions.  Shares that are held in your Stock Plan account(s) but for which no voting instructions are provided, or for which timely instructions are not received, will be voted proportionately to voting instructions received from other Plan participants.  Furthermore, in the case of shares held in the NYCB Employee Stock Ownership Plan (the “ESOP”), all unallocated shares held in the ESOP Trust will be voted proportionately to voting instructions that are provided on the allocated shares, so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

To provide your voting instructions, please complete the Voting Instruction Form on the reverse side of this letter, and return it by Friday, April 30, 2004 to Joanne Strucker, Vice President, Human Resources, New York Community Bank, 615 Merrick Avenue, Westbury, NY 11590.  For your convenience, an envelope marked “Confidential” is enclosed.

In addition, please note that if you or your family hold shares of NYCB common stock outside of the Stock Plans, you can expect to receive a proxy card for those shares in a separate mailing.
In connection with the Annual Meeting, the Company has published the 2004 Notice of Annual Meeting and Proxy Statement, which will provide you with information on the Company and the proposals that will be presented at the 2004 Annual Meeting.  The Company also has issued its a 2003 Annual Report to Shareholders.  Please review these documents prior to complete your vote authorization form.  For your convenience you can obtain these documents by visiting our web site, www.myNYCB.com, and by following these simple instructions:

1.	Click on “Investor Relations”
2.	Click on “Documents”

3.	Click on “Latest Annual Report”
4.	Go back to “Documents”
5.	Click on “Latest Proxy Statement”

If you prefer to receive a hard copy of the 2003 Annual Report to Shareholders or the 2004 Notice of Annual Meeting and Proxy Statement, please contact the Human Resources Department at 516-683-4422. A supply of these Annual Meeting documents is also available at every branch.

Sincerely yours,

The Board of Directors

This letter and Voting Instruction Form are being sent to participants in the following plans: the NYCB ESOP; the NYCB Employee Savings Plan; the Roslyn Bancorp 1997 Stock Based Incentive Plan; the Amended and Restated Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan; the Roslyn Bancorp, Inc. 2001 Stock-Based Incentive Plan; the Roslyn Savings Bank Employee Stock Ownership Plan; and the NYCB Supplemental Benefits Plan.

NEW YORK COMMUNITY BANCORP, INC.
615 Merrick Avenue
Westbury, NY 11590

April 14, 2004

Dear Retiree:

On Wednesday, May 19, 2004, New York Community Bancorp, Inc. (the “Company” or “NYCB”) will hold its Annual Meeting of Shareholders.  In connection with this meeting, two proposals are being presented to our shareholders for a vote.

As a participant in one or more of the stock-related plans maintained by the Company or New York Community Bank (the “Stock Plans”) listed at the end of this letter, you are entitled to provide instructions as to how you would like the Stock Plan Trustees to vote the shares of NYCB common stock credited to your Stock Plan account(s).

The respective Trustees will vote those shares of the Company’s common stock held in your Stock Plan account(s) in accordance with your timely instructions.  Shares that are held in your Stock Plan account(s) but for which no voting instructions are provided, or for which timely instructions are not received, will be voted proportionately to voting instructions received from other Plan participants.  Furthermore, in the case of shares held in the NYCB Employee Stock Ownership Plan (the “ESOP”), all unallocated shares held in the ESOP Trust will be voted proportionately to voting instructions that are provided on the allocated shares, so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

To provide your voting instructions, please complete the Voting Instruction Form on the reverse side of this letter, and return it by Friday, April 30, 2004 to Joanne Strucker, Vice President, Human Resources, New York Community Bank, 615 Merrick Avenue, Westbury, NY 11590. For your convenience, an envelope marked “Confidential” is enclosed.

In addition to the Voting Instruction Form, we are providing you with a copy of the Company’s 2003 Annual Report to Shareholders and a Notice of Annual Meeting and Proxy Statement dated April 14, 2004.

Please note that if you or your family hold shares of NYCB common stock outside of the Stock Plans, you can expect to receive a separate proxy card and mailing. This letter and Voting Authorization Form pertain only to those shares held through the Stock Plans.

Should you need have any questions, please contact the Human Resources Department at 516-683-4422.

Sincerely yours,

The Board of Directors

This letter and Voting Instruction Form are being sent to participants in the following plans: the NYCB ESOP; the NYCB Employee Savings Plan; the Roslyn Bancorp 1997 Stock Based Incentive Plan; the Amended and Restated Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan; the Roslyn Bancorp, Inc. 2001 Stock-Based Incentive Plan; the Roslyn Savings Bank Employee Stock Ownership Plan; and the NYCB Supplemental Benefits Plan.

VOTING INSTRUCTION FORM

I, the undersigned, understand that the Stock Plan Trustees are the holders of record and custodians of all shares of New York Community Bancorp, Inc. (the “Company”) common stock credited to my accounts under the Stock Plans in which I am a participant.  Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 19, 2009 or at any adjournments thereof.

Accordingly, the Stock Plan Trustees are to vote all shares credited to me as follows:

1.	The election as directors of all nominees listed (except as marked to the contrary).

Nominees: Donald M. Blake, Thomas A. Doherty, Michael J. Levine, Guy V. Molinari, John A. Pileski, and John M. Tsimbinos

	FOR	VOTE WITHHELD

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee’s name on this line:

2.	The ratification of the appointment of KPMG LLP as independent auditors of New York Community Bancorp, Inc. for the fiscal year ending December 31, 2004.

	FOR	AGAINST	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Trustees are hereby authorized to vote any shares attributable to me in their capacities as indicated.

Print your name on this line			Your signature

Date

Please date, sign, and return this form in the envelope provided by no later than Friday, April 30, 2004 to: Joanne Strucker, Vice President, Human Resources, New York Community Bank, 615 Merrick Avenue, Westbury, New York 11590

THREE WAYS TO VOTE

NEW YORK COMMUNITY BANCORP, INC. C/O REGISTRAR AND TRANSFER COMPANY 10 COMMERCE DRIVE CRANFORD, NEW JERSEY 07016-3572	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions
and for electronic delivery of information up until
11:59 P.M. Eastern Time on May 18, 2004.
Have your proxy card in hand when you access
the web site and follow the instructions to obtain
your records and to create an electronic
voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting
instructions up until 11:59 P.M. Eastern Time on
May 18, 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to New York Community Bancorp, Inc. c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET, OR BY MAIL, WILL BE THE VOTE COUNTED.

Your Vote is important!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
NYCMB3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEW YORK COMMUNITY BANCORP, INC.
The Board of Directors recommends that you vote"FOR" the election of the nominees listed below.

Vote on Directors
To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below. _________________________________________
1.	The Election as directors of all nominees listed (except as marked to the contrary).	For All	Withhold All	For All Except
	01) Donald M. Blake 02) Thomas A. Doherty 03) Michael J. Levine 04) Guy V. Molinari 05) John A. Pileski 06) John M. Tsimbinos	¡	¡	¡

Vote On Proposals					For	Against	Abstain

The Board of Diretors recommends that you vote “FOR” proposal 2.

2.	The ratification of the appointment of KPMG LLP as independent auditors of New York Community Bancorp, Inc. for the fiscal year ending December 31, 2004.				¡	¡	¡

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

		Yes	No

Please indicate if you plan to attend the meeting		¡	¡

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

‚FOLD AND DETACH HERE‚	‚FOLD AND DETACH HERE‚

REVOCABLE PROXY NEW YORK COMMUNITY BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS May 19, 2004 10:00 a.m. Eastern Time

The undersigned hereby appoints the Proxy Committee of the Board of Directors of New York Community Bancorp, Inc. (the "Company"), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on May 19, 2004 at 10:00 a.m. Eastern Time, at the Crowne Plaza Hotel – LaGuardia Airport, 104-04 Ditmars Boulevard, in East Elmhurst, New York, and at any and all adjournments thereof as set forth on the reverse side.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE

(Continued, and to be marked, dated, and signed, on the other side)